(h)(9)

Exhibit 1

Shareholder Services Agreement

Pursuant to Section 2 of this Agreement, BMO Funds U.S. Investor Services (formerly known as Marshall Investor Services) agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, equal to an amount up to the percentage of average net assets of each Fund, as set forth below:

Fund/Class	Shareholder Services Fee	Effective Date
BMO Short-Term Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO Government Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO Short-Intermediate Bond Fund – Class Y Shares	0.25%	July 5, 2011
BMO Intermediate Tax-Free Fund – Class Y Shares	0.25%	July 5, 2011
BMO Large-Cap Value Fund – Class Y Shares	0.25%	July 5, 2011
BMO Large Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Mid-Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Mid-Cap Value Fund – Class Y Shares	0.25%	July 5, 2011
BMO Small-Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Prime Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO Government Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO Tax-Free Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO Aggregate Bond Fund – Class Y Shares	0.25%	July 5, 2011
BMO Emerging Markets Equity Fund – Class Y Shares	0.25%	July 5, 2011
BMO TCH Corporate Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO TCH Core Plus Bond Fund – Class Y Shares	0.25%	July 5, 2011
BMO Ultra Short Tax-Free Fund – Class Y Shares	0.25%	July 5, 2011
BMO Small-Cap Value Fund – Class Y Shares	0.25%	July 5, 2011
BMO Dividend Income Fund – Class Y Shares	0.25%	December 29, 2011
BMO Pyrford International Stock Fund – Class Y Shares	0.25%	December 29, 2011
BMO Pyrford Global Strategic Return Fund – Class Y Shares	0.25%	December 29, 2011
BMO Monegy High Yield Bond Fund – Class Y Shares	0.25%	December 29, 2011
BMO Low Volatility Equity Fund – Class Y Shares	0.25%	September 27, 2012
BMO Short Tax-Free Fund – Class Y Shares	0.25%	September 27, 2012
BMO TCH Emerging Markets Bond Fund – Class Y Shares	0.25%	September 27, 2012

Executed as of this ___ day of September, 2012.

MARSHALL FUNDS, INC. on behalf of its portfolios listed above	MARSHALL & ILSLEY TRUST COMPANY N.A. on behalf of its division, BMO Funds U.S. Investor Services

By:	By:
Name: John M. Blaser	Name: Timothy M. Bonin
Title: President	Title: Vice President